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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports, dated February 10, 1997, included in Hartford Life, Inc.'s Amendment No. 1 to Form 10/A for the year ended December 31, 1996 and to all references to our firm included in or made a part of this Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-21865) for Hartford Life, Inc.


                                          /s/ ARTHUR ANDERSEN LLP

Hartford, Connecticut

June 9, 1997